Exhibit 99.1

RFM Announces Voting Results of the Annual Stockholders Meeting

DALLAS--(BUSINESS WIRE)--January 19, 2012--RF Monolithics, Inc. (“RFM” or “the Company” (NASDAQ: RFMI)), a leader in machine-to-machine (M2M) wireless communications, announced that stockholders, at its Annual Meeting of Stockholders held yesterday, elected William L. Eversole, Farlin A. Halsey, Rick L. Herrman and Jonathan W. Ladd to serve as directors of the Company and ratified the selection of McGladrey & Pullen LLP as the Company’s independent auditors for the fiscal year ending August 31, 2012.

About RFM

RF Monolithics, Inc., headquartered in Dallas, Texas, is a provider of solutions-driven, technology-enabled wireless connectivity for a broad range of wireless applications—from individual standard and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine (M2M) technology. For more information on RF Monolithics, Inc., please visit the Company’s website at http://www.RFM.com.

CONTACT:
RF Monolithics, Inc.
Buddy Barnes, 972-448-3789
Chief Financial Officer
bbarnes@rfm.com